MEMORANDUM

To: PCAOB-Registered Auditors of Peakcart Group Corp. (OTC: PYBX)
From: Management of Peakcart Group Corp. (f/k/a Hydro Power Technologies Inc.)
Date: February 12, 2026
Subject: Statement Regarding Director Compensation for Peakcart Group Corp. (f/k/a Hydro Power Technologies Inc.)

Purpose

This memorandum is to formally confirm and document the compensation arrangements for the directors of Peakcart Group Corp. (the "Company," f/k/a Hydro Power Technologies Inc.) for purposes of financial reporting, audit procedures, and compliance with applicable securities laws and regulations, including those overseen by the Public Company Accounting Oversight Board (PCAOB).Statement on Director Compensation

The directors of the Company do not receive any form of compensation, including but not limited to salaries, fees, bonuses, stock options, equity awards, or other benefits, for their service on the Board of Directors. There is no existing compensation agreement, plan, or policy in place for directors, whether formal or informal.

This arrangement has been in effect since the Company's reincorporation and name change to Peakcart Group Corp. and remains unchanged as of the date of this memorandum. Any future changes to director compensation would require Board approval and appropriate disclosure in the Company's SEC filings (e.g., Form 10-K, Form 8-K, or proxy statements) in accordance with Item 402 of Regulation S-K.

Implications for Financial Statements and Disclosures

- Accounting Treatment: No accruals or expenses related to director compensation are recorded on the Company's financial statements, as no such obligations exist.
- Related Party Disclosures: To the extent any directors are involved in other transactions with the Company (e.g., as shareholders or in related entities), these are disclosed separately in our filings as required under ASC 850 (Related Party Disclosures).
- Internal Controls: The absence of director compensation is consistent with the Company's cost management strategy and has been reviewed under our internal control over financial reporting (ICFR) framework.

We confirm that this information is accurate and complete based on our records and governance documents. Please incorporate this into your audit procedures as necessary for the fiscal year ending September 30, 2025, and subsequent periods.If additional documentation, such as Board resolutions or minutes affirming this policy, is required, please let us know.

Regards, Management of Peakcart Group Corp.